Exhibit 10.27.2

AMENDMENT TO MANAGEMENT AGREEMENT

This AMENDMENT TO MANAGEMENT AGREEMENT (this “Amendment to Management Agreement”) is made as of December 6, 2006, by and between CERBERUS-PLASMA HOLDINGS LLC, a Delaware limited liability company (“Cerberus”), AMPERSAND 2001 LIMITED PARTNERSHIP, a Delaware limited partnership (“Ampersand” and together with Cerberus, the “Managers”), TALECRIS BIOTHERAPEUTICS HOLDINGS CORP., a Delaware corporation (“Holdco”) and TALECRIS BIOTHERAPEUTICS, INC., a Delaware corporation (“Newco” and together with Holdco, the “Companies”).

WHEREAS, the Companies and the Managers have previously entered into the Management Agreement dated as of March 31, 2005, by and between Cerberus, Ampersand, Holdco and Newco (the “Management Agreement”).

WHEREAS, the parties to the Management Agreement desire to amend the Management Agreement to provide for the payment of certain additional fees by the Companies to the Managers in connection with occurrence of an initial public offering;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Management Agreement, and herein, the parties do hereby agree to amend the Management Agreement as follows:

(A)                              Section 1 of the Management Agreement is hereby amended by deleting said Section 1 in its entirety and replacing it with the following:

1.                                       Term. This Agreement shall remain in effect until the earliest to occur of the following: (i) the Companies and the Managers terminate this Agreement by mutual written agreement, (ii) Cerberus, through one or more of its affiliates, ceases to control directly or indirectly, in the aggregate, more than 30% of the voting equity interests of Holdco, (iii) the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of Holdco and its subsidiaries, taken as a whole, or Newco and its subsidiaries, taken as a whole, whether in one transaction or a series of related transactions or (iv) the consummation of an underwritten initial public offering of equity interests in Holdco pursuant to an effective registration statement.

(B)                                Section 4 of the Management Agreement is hereby amended by adding subsection (e) as set forth below at the end of said Section 4:

(e) Upon the occurrence of an initial public offering of equity interests in Holdco and simultaneously with the termination of this Agreement pursuant to the terms of Section 1, the Companies, jointly and severally, shall pay a fee (the “IPO Fee”) to the Managers (which IPO fee shall be divided between Cerberus and Ampersand in accordance with Section 4(d)). Such IPO Fee shall be the sum of (a) five times the Fee payable in respect of the four most recently completed fiscal quarters of Holdco, plus (b) all reasonable out-of-pocket costs and expenses incurred in connection with any such underwritten initial public offering of equity interests in Holdco.

(C)                                Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AMENDMENT TO MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Except as set forth in the Amendment to Management Agreement all other agreements, terms and conditions of the Management Agreement shall remain valid, enforceable and in full force and effect to the same extent as before this Amendment to Management Agreement. This Amendment to the Management Agreement shall be deemed to have been entered into on the date first above written and at a time on such date immediately prior to the Companies entering into (i) each of the First Lien Term Loan Credit Agreement and the Second Lien Term Loan Credit Agreement, each dated as of December 6, 2006 and each among the Companies, Precision Pharma Services, Inc. and Talecris Plasma Resources, Inc., as Borrowers, the Lenders party thereto, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Credit Partners, L.P. and (ii) the Revolving Credit Agreement, dated as of December 6, 2006 and among the Companies, Precision Pharma Services, Inc. and Talecris Plasma Resources, Inc. as Borrowers, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., Goldman Sachs Credit Partners, L.P. and Wells Fargo Foothill, Inc.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Management Agreement on the date first written above.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:	/s/ John F. Gaither
Name:	John F. Gaither
Title:

TALECRIS BIOTHERAPEUTICS, INC.

By:	/s/ John F. Gaither
Name:	John J. Gaither
Title:

CERBERUS PLASMA HOLDINGS L.L.C

By: CERBERUS PARTNERS, L.P., its Managing Member,

By: CERBERUS ASSOCIATES, L.L.C., its General Partner

By:	/s/ Seth Plattus
Name:	Seth Plattus

AMPERSAND VENTURE MANAGEMENT TRUST

By: Ampersand Venture Management 2003 LLC, Trustee

By:	/s/ RICHARD A. CHARPIE
Richard A. Charpie, Sole Member